EXHIBIT 10.4

MORTGAGE LOAN REPURCHASE GUARANTEE AGREEMENT

This MORTGAGE LOAN REPURCHASE AGREEMENT ("Agreement") dated October 1, 2015 between Texas Republic Capital Corporation ("Texas Republic"), a company organized under the laws of the State of Texas, and First Trinity Financial Corporation ("First Trinity"), a company organized under the laws of the State of Oklahoma.

Texas Republic and First Trinity agree as follows:

WHEREAS, each Mortgage Loan is evidenced by a note (individually a "Note" and collectively the "Notes") of the borrower(s) of such Mortgage Loan (individually a "Mortgagor" and collectively the "Mortgagors") and secured by a mortgage or deed of trust (individually a "Mortgage" and collectively the "Mortgages") on the real propsrty 'described in each Mortgage, together with the improvements erected thereon (individually the "Mortgaged Property" and collectively the "Mortgaged Properties"); and

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, First Trinity and Texas Republic agree as follows:

1.
LOAN REPURCHASE:  Subject to and in accordance with the terms and conditions set forth in this Agreement, and all applicable laws, First Trinity agrees to Repurchase the Mortgage Loan from Texas Republic and Texas Republic agrees to sell Mortgage Loan(s) to First Trinity upon the occurrence of an Event of Loan Repurchase at the Repurchase Price as further defined in this Agreement.

2.	EVENT OF LOAN REPURCHASE:

a.
Repurchase Event. In the event of a Repurchase Event (as defined below), First Trinity agrees to repurchase Mortgage Loan from Texas Republic. Texas Republic, at its' sole discretion can elect to sell or not sell Mortgage Loan to First Trinity.

b.
Repurchase Event Defined. A Repurchase Event shall occur if Texas Republic enters into a contractual agreement that requires Mortgage Portfolio Liquidation. The contractual agreement Texas Republic must enter shall only be for the purchase or acquisition of a life insurance company or a block of life insurance business.

i.	Mortgage Portfolio Liquidation. The Mortgage Portfolio Liquidation shall only be deemed necessary by a majority vote of Texas Republic Board of Directors.

3.	MORTGAGE LOAN REPURCHASE PRICE: The Mortgage Loan Repurchase Price shall be the book value. Book Value shall be the balance as of the repurchase date in accordance with GAAP.

4.	REPURCHASEABILITY:

a.	Mortgage(s) that qualify to be repurchased shall be in current Good Standing, without delinquencies and without modifications. Good Standing shall be defined in accordance with Mortgagor's Note.

b.	First Trinity will only repurchase up to two (2) million dollars of residential mortgage loans.

c.	Only mortgage loans acquired by Texas Republic through the Mortgage Loan Consulting Agreement with First Trinity will be eligible for repurchase.

5.	TERM: This Agreement shall be terminated, in its entirety, on October 1, 2016.

6.	AMENDMENT: No amendment or modification of this Agreement shall be valid unless evidenced by an instrument, in writing, signed by First Trinity and Texas Republic.

7.
SEVERABILIY:  If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

8.	NOTICES: All notices and other communications under this Agreement will be in writing and will be deemed to have been duly given if delivered or mailed first class, postage prepaid:

a.	If to First Trinity, to:	First Trinity Financial Corporation
7633 East 63rd Place, Suite 230
Tulsa, Oklahoma 74133
Attn: Jeffrey J. Wood

b.	If to Texas Republic, to:	Texas Republic Capital Corporation
115 Wild Basin Road, Suite 306
Austin, Texas 78746
Attn: Tim Miller

9.
GOVERNING LAW:  This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the state of Oklahoma and shall be due and performable in Tulsa County, Oklahoma.

10.
AUTHORITY:  Each party represents and warrants to the other party that it is duly authorized to execute, deliver and perform this Agreement. Texas Republic acknowledges that this Agreement shall not be in force until accepted and signed by First Trinity.

Agreed to and Accepted by:

First Trinity Financial Corporation	Texas Republic Capital Corporation
First Trinity	Texas Republic

By: ____________________	By: ____________________
Name: Jeffrey J. Wood	Name: Tim Miller
Title: CFO, Secretary and Treasurer	Title: President & CEO